As filed with the Securities and Exchange Commission on March 11, 2013

Registration No. 333-29083

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________

Environmental Tectonics Corporation
(Exact Name of Registrant as Specified in Its Charter)
_______________________________

Pennsylvania (State or other jurisdiction of incorporation or organization)		23-1714256 (I.R.S. Employer Identification No.)
County Line Industrial Park Southampton, PA 18966 (Address, including Zip Code and telephone number, including Area Code of Registrant’s Principal Executive Offices)
_______________________________

William F. Mitchell
President and Chief Executive Officer
Environmental Tectonics Corporation
Southampton, PA 18966
(215) 355-9100

(Name, address, including ZIP code, and telephone number, including Area Code, of agent for service)
_______________________________

Copies to:

Thomas L. Hanley, Esq.
Stradley Ronon Stevens & Young, LLP
1250 Connecticut Avenue, NW
Washington, DC 20036
Telephone: (202) 822-9611
Facsimile: (202) 822-0140
______________________________

Approximate date of commencement of proposed sale to the public: Not applicable.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
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EXPLANATORY NOTE
DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-29083) of Environmental Tectonics Corporation, a Pennsylvania corporation (the “Company”), pertaining to the registration of 106,433 shares of common stock of the Company, $0.05 par value (the “Company Common Stock”), issuable pursuant to certain warrants described therein, and the resale of such shares, which was originally filed with the Securities and Exchange Commission on June 12, 1997 (the “Registration Statement”).

The Company is filing this Post-Effective Amendment No. 1 to deregister any of the shares of Company Common Stock that remain unsold under the Registration Statement.  The Company is deregistering the shares because its obligation to issue shares pursuant to the warrants described therein has terminated and it has no further obligation to the holders of any shares acquired upon exercise of such warrants to maintain the Registration Statement for resales of those shares.  Therefore, the Company hereby removes from registration all shares of Company Common Stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Southampton, Pennsylvania, on March 11, 2013.

Environmental Tectonics Corporation

By:	/s/ William F. Mitchell
William F. Mitchell President and Chief Executive Officer